UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2016

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

The Board of Directors (the “Board”) of Cyanotech Corporation, a Nevada corporation (the “Company”), received a letter from Meridian OHC Partners, LP (“Meridian”) on May 6, 2016 (the “May 6 Letter”). Meridian made the full text of the May 6 Letter public as part of its Schedule 13D/A filing dated May 25, 2016.

In response to the May 6 Letter, the Board created a Special Committee comprised of independent directors to investigate and consider the allegations in the May 6 Letter. The Special Committee has retained O’Melveny & Myers LLP as special outside legal counsel to assist the Special Committee in connection with its review. After the Special Committee has completed its work, it will report its conclusions and recommendations to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2016

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Name: Jole Deal
Title: Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary